UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

PAN GLOBAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

123 W. Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 983-1623

N/A

(Former name or former address, if changed since last report.)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 28, 2013, Pan Global, Corp., a Nevada corporation (“Pan Global”), through its wholly-owned subsidiary, Pan Asia Infratech, Corp., a Nevada corporation (“Pan Asia”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Regency Yamuna Energy Limited, a privately held corporation formed in India under the Companies Act of 1956, as amended (“RYEL”), Mr. Arun Sharma, a Director and majority stockholder of RYEL (“Sharma”), and the remaining stockholders of RYEL (the “Selling Stockholders”).

Pursuant to the Purchase Agreement, Pan Asia has agreed to invest an aggregate of 387.5 million (387,500,000) Indian Rupees (“Rs.”), or approximately $6,352,459 USD based on the average currency exchange rate of 61 Rupees for every U.S. dollar (“USD”) for the recent period prior to October 28, 2013 and used by Pan Global for the sole purpose of providing approximate U.S. dollar equivalents in this Form 8-K (the “Exchange Rate”), in RYEL (the “Transaction”) for the following purposes:

1.	To fund the completion of RYEL’s 5.7 MW (4.9 MW allotted) Small Hydro Project in Badyar, India having a valuation of Rs. 671.1 million (671,100,000) (approximately $11,001,629 USD based on the Exchange Rate) (the “Project”);

2.	To enable RYEL to restructure its outstanding secured bank credit facility with the State Bank of Patalia (“SBOP Term Credit Facility”) of Rs. 283.6 million (283,600,000) (approximately $4,649,480 USD based on the Exchange Rate) and personally guaranteed by Sharma; and

3.	To purchase common shares (the “Shares”) from RYEL and 100% of the outstanding Shares and convertible debt (if not previously converted) from Sharma and the Selling Stockholders;

Pursuant to the terms and conditions of the Purchase Agreement, the Transaction is scheduled to be consummated in several stages, commencing with Pan Asia purchasing the Debenture (as defined below) from RYEL:

First Closing:

●	The first round of closings is scheduled to be consummated in several tranches, commencing no later than the 5th Business Day after the Debenture Issue Date (as defined below) and pursuant to which Pan Global is to purchase an aggregate of 2,758,621 Shares in consideration for an aggregate of Rs. 40 million (40,000,000) (approximately $655,738 USD based on the Exchange Rate), constituting approximately 13.4005% of the outstanding Shares of RYEL.

Second Closing:

●	No later than fifteen (15) Business Days of the date power is generated by the Project to the grid (the “Commercial Operational Date”) and Pan Asia’s receipt of certain documentation as specified in the Purchase Agreement, Pan Asia is to purchase an aggregate of 8,127,094 Shares, consisting of (i) 6,896,552 Shares from RYEL, Sharma and the Selling Stockholders in consideration for an aggregate of Rs. 100 million (100,000,000) (approximately $1,639,344 USD based on the Exchange Rate) and (ii) 1,230,542 Shares from Sharma in consideration for shares of Preferred Stock of Pan Global having a stated face value of Rs. 17,842,861 (approximately $292,506 USD based on the Exchange Rate), constituting approximately 38.0758% of the outstanding Shares of RYEL.

●	Upon the consummation of the Second Closing, Pan Asia will have invested an aggregate of Rs. 140 million (140,000,000) (approximately $2,295,082 USD based on the Exchange Rate) in RYEL in exchange for 10,885,715 Shares, representing approximately 51% of outstanding Shares of RYEL.

Third Closing:

●	No later than ninety (90) days after the Commercial Operation Date, Pan Asia has agreed to consummate a financing with a third party and have a registration statement on Form S-1, or such other appropriate form (the “Registration Statement”), filed with the United States Securities and Exchange Commission (“SEC”) therein registering an amount of Common Stock of Pan Global sufficient for the financing; and shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible.

●	No later than thirty (30) days after the date the SEC declares the Registration Statement to be effective under the Securities Act, Pan Asia has agreed to commence purchasing for an aggregate purchase price of Rs. 247.5 million (247,500,000) (approximately $4,057,377 USD based on the Exchange Rate) (adjusted up or down for the difference between the purchase price and the Rupee value of prior payments calculated on the day of each prior payment):

●	the 15,195,468 remaining outstanding Shares from the Selling Stockholders

●	the Pan Global Preferred Stock issued to Sharma in the Second Closing at the Stated Value;

●	certain liabilities of RYEL; and

●	certain indebtedness of Sharma and his associates (or the Shares issued upon the conversion of such indebtedness).

●	Pan Asia shall have ninety (90) days to fully consummate the Third Closing, resulting in Pan Asia owning 100% of the outstanding equity of RYEL and RYEL having no debt other than the restructured SBOP Term Loan Credit Facility of Rs. 283.6 million (283,600,000), subject to Pan Asia’s option to extend such ninety (90) day period by up to an additional ninety (90) days in its sole discretion (the “Drop Dead Date”).

●	Upon the consummation of the Third Closing, Pan Asia will have invested an aggregate of Rs. 387.5 million (387,500,000) (approximately $6,352,459 USD based on the Exchange Rate) in RYEL in exchange for 26,081,182 Shares, representing 100% of outstanding Shares of RYEL.

In addition to the foregoing, Pan Asia has agreed to promptly take all necessary actions to either substitute or release Sharma’s personal guarantee of the SBOP Term Loan Credit Facility as soon as it is required. In consideration for Sharma’s agreement to continue his personal guarantee of the SBOP Term Loan Credit Facility for the time period from such required date to the date on which such substitution or release is effected, Pan Asia agrees to pay Sharma 1% (one percent) of the outstanding indebtedness under the SBOP Term Loan Credit Facility per annum, payable on an annual basis.

The Purchase Agreement may be terminated at any time prior to the Drop Dead Date, by the unanimous written consent of the parties, or by any of the parties upon the breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement and such breach, inaccuracy or failure has not been cured by defaulting parties within ten days of written notice, or by Pan Asia if RYEL, Sharma or the Selling Stockholders fail or refuse to complete the Transaction by the Drop Dead Date. Upon termination of the Purchase Agreement, Pan Asia will retain such proportionate equity interest in the Project based on funds invested by Pan Asia in relation to the total equity of the Project;provided, however, Pan Asia shall have the right to require RYEL to repurchase all the equity of RYEL (“Put Option”) purchased by Pan Asia as of the date of termination for 125% of the purchase price paid by Pan Asia as of the Drop Dead Date; and in the event Pan Asia exercises the Put Option, RYEL shall have 30 days to complete its repurchase of such equity, with penalty interest accruing at a rate of 1% per month thereafter.

The consummation of the Transaction is contingent upon, among other matters:

(a)	RYEL providing Pan Asia with financial statements for its two most recently completed fiscal years, prepared in accordance with U.S. generally acceptable accounting principles (“GAAP”) and audited by a PCAOB-registered accountant, as well as unaudited interim financial statements prepared in accordance with GAAP;

(b)	RYEL amending its charter documents to permit the Transaction;

(c)	Pan Asia’s satisfactory completion of its engineering, financial and legal due diligence of RYEL and the Project;

(d)	Regulatory approval; and

(e)	Third party consents.

15% Convertible Debenture

On October 28, 2013 (the “Debenture Issue Date”), Pan Asia purchased a debenture from RYEL in the aggregate principal amount of Rs. 4.2 million (4,200,000) (approximately $68,852 USD based on the Effective Rate), bearing interest at the rate of 15% per year, maturing on the October 18, 2014 and convertible into Shares of RYEL at the rate of Rs. 14.50 per Share (the “Debenture”). Amounts due under the Debenture are secured as a secondary (residual) charge against all of the assets of RYEL, registered as a second lien on all of RYEL’s assets that have been pledged to RYEL’s senior secured indebtedness and as a first lien on any other assets of RYEL’s that have not been so pledged. Pursuant to the Purchase Agreement, Pan Asia agreed to convert the Debenture at the first tranche of the First Closing.

Stockholders’ Agreement

In connection with the Purchase Agreement, the parties to the Purchase Agreement also entered into a stockholders’ agreement, dated October 28, 2013(the “Stockholders’ Agreement”). Generally, pursuant to the Stockholders’ Agreement, RYEL and the RYEL stockholders agreed to take all necessary or desirable actions within their control, to ensure that the number of directors constituting the board of directors of RYEL (each a “Director” and, collectively, the “Board”) is fixed and remains at all times at four (4), and that the following individuals are elected and continue to serve as Directors of the Board:

●	one (1) individual designated by Pan Asia (an “Investor Director”), upon the completion of the First Closing or upon Pan Asia holding not less than 9.7% of the outstanding shares of Capital Stock of the Company;

●	one (1) additional Investor Director upon the completion of the Second Closing or upon Pan Asia owning not less than 33.0% of the outstanding shares of Capital Stock of the Company; and

●	two (2) additional Investor Directors, one upon the commencement of the Third Closing and the other upon the completion of the Third Closing, one of whom shall be the Chief Executive Officer of RYEL and shall serve the executive director of the Board (the “Executive Director”).

Upon the addition of each Investor Director, an existing director of the Board shall resign, effective immediately.

The Stockholders’ Agreement also grants Pan Asia certain pre-emptive rights to purchase equity of RYEL and contains customary restrictions on transfers, including rights of first offer, rights of first refusal, and tag along rights.

Escrow Agreement

In connection with the Purchase Agreement, the parties to the Purchase Agreement also entered into an escrow agreement, dated October 28, 2013 (the “Escrow Agreement”). Pursuant to the Escrow Agreement, the parties appointed Philip Magri, Esq. of The Magri Law Firm, PLLC as the escrow agent of the Transaction and to hold the purchase price and Shares in an attorney trust account and to disburse the funds and Shares in accordance with the Escrow Agreement.

“Small hydro” power generation facilities are a fast-growing component of India’s electricity generation sector. These projects typically comprise hydropower plants less than 25 MW and are different than traditional large-scale hydropower because they have a significantly reduced environmental impact. Small- and mini-hydro facilities are typically “run-of-the-river” power plants, which do not dam the water channel, thereby retaining a light environmental footprint on the channel hydrology and surrounding terrain. Various Indian states with small hydro potential have assessed their resource during the past two decades and in the last 5-10 years have been calling tenders for hundreds of mega-watts of such projects.

The Purchase Agreement, Debenture, Stockholders’ Agreement and Escrow Agreement are filed as exhibits to this Form 8-K and are incorporated by reference herein. The foregoing summary of the agreements is qualified in its entirety by the agreements filed herewith.

Pan Global and Pan Asia are represented by Philip Magri, Esq. of The Magri Law Firm, PLLC, a corporate and securities law firm.

Item 7.01 Regulation FD Disclosure.

On October 29, 2013, Pan Global issued the Press Released included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated October 28, 2013, by and among Regency Yamuna Energy Limited, Mr. Arun Sharma, the Selling Stockholders and Pan Asia Infratech Corp.

10.2	15% Convertible Debenture of Regency Yamuna Energy Limited f/b/o Pan Asia Infratech Corp.

10.3	Stockholders’ Agreement, dated October 28, 2013, by and among Regency Yamuna Energy Limited, Mr. Arun Sharma, the Selling Stockholders and Pan Asia Infratech Corp.

10.4	Escrow Agreement, dated October 28, 2013, by and among Regency Yamuna Energy Limited, Mr. Arun Sharma, the Selling Stockholders, Pan Asia Infratech Corp. and Philip Magri, Esq.

99.1	Press Release issued October 29, 2013

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAN GLOBAL, CORP.

Dated: October 29, 2013	By:	/s/ BHARAT VASANDANI
Bharat Vasandani
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)